Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2008, with respect to the consolidated financial statements of Stream Holdings Corporation included in the Post-effective Amendment No. 1 to Registration Statement (Form S-1 No. 333-144447) and related Prospectus of Stream Global Services, Inc. for the registration of 31,250,000 shares of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas

September 26, 2008